                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              QUALITY DINING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                     PRELIMINARY COPY, SUBJECT TO COMPLETION
                             DATED JANUARY 29, 2001

                              QUALITY DINING, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 6, 2001


     The annual meeting of shareholders of Quality Dining, Inc. will be held at Quality Dining, Inc., 4220 Edison Lakes Parkway, Mishawaka, Indiana, on Tuesday, March 6, 2001, at 9:00 a.m., Mishawaka time, for the following purposes:

     (1) To elect three Directors to serve until the 2004 annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To approve the appointment of PricewaterhouseCoopers LLP as auditors for the Company for fiscal 2001; and

     (3) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on February 1, 2001 will be eligible to vote.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

     YOUR BOARD OF DIRECTORS ALSO URGES YOU NOT TO SIGN ANY PROXY CARD THAT MAY BE SENT TO YOU BY NBO, LLC. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY NBO, LLC, YOU CAN REVOKE THAT EARLIER PROXY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.



                                   John C. Firth, Secretary

                     PRELIMINARY COPY, SUBJECT TO COMPLETION
                             DATED JANUARY 29, 2001

                              QUALITY DINING, INC.

                            4220 EDISON LAKES PARKWAY
                            MISHAWAKA, INDIANA 46545

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MARCH 6, 2001

     This statement is being furnished to shareholders of Quality Dining, Inc. (the "Company") on or about [FEBRUARY __, 2001], in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at 9:00 a.m., Mishawaka time, Tuesday, March 6, 2001, at Quality Dining, Inc., 4220 Edison Lakes Parkway, Mishawaka, Indiana, for the purposes set forth in the accompanying Notice.

     In a letter dated December 21, 2000, NBO, LLC ("NBO"), which owns approximately 10.0% of the Common Stock of the Company, gave written notice to the Company indicating that it intends to propose its own slate of three nominees for election to the Company's Board of Directors at the meeting in opposition to the Board of Directors nominees and to solicit proxies in support of its nominees. As of the date of this Proxy Statement, we do not know if NBO will actually file proxy materials with the Securities and Exchange Commission and solicit proxies in favor of its nominees for the Company's Board of Directors. The Company is currently in discussions with NBO with respect to a potential transaction that would enable NBO to dispose of its shares of Common Stock of the Company. No definitive agreement has been reached with regard to this transaction, and the Company can give no assurance that any such transaction will be consummated.

     The Board of Directors is soliciting votes FOR the Company's slate of nominees for election to the Board of Directors. A WHITE proxy card is enclosed for your use. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     THE BOARD URGES YOU NOT TO SIGN ANY PROXY CARD THAT MAY BE SENT TO YOU BY NBO. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY CARD IN THE ENCLOSED ENVELOPE.

     The only way to support your Board of Directors' nominees is to vote "FOR" those nominees on the WHITE proxy card. Remember, it will not help your Board of Directors to return any NBO proxy card voting to "abstain". Do not return any proxy card that may be sent to you by NBO.

     IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER, OR OTHER NOMINEE, ONLY YOUR BANK OR BROKER OR OTHER NOMINEE CAN VOTE YOUR SHARES AND ONLY UPON YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE WHITE PROXY CARD AS SOON AS POSSIBLE.

VOTING

     At the close of business on February 1, 2001, the record date for the meeting, there were 11,590,151 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the person giving it any time before the vote at the meeting either by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date than the most recently submitted proxy or by attending the meeting and voting in person. The execution of a proxy will not affect a shareholder's right to attend the meeting and vote in person, but attendance at the meeting will not, by itself, revoke a proxy.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as Directors of all nominees listed under Proposal 1 relating to the election of Directors and for Proposal 2 relating to the appointment of PricewaterhouseCoopers LLP as auditors for the Company for fiscal 2001. The election of Directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions on such proposals will affect the determination of whether such proposals will be approved.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

        YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT.
               PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD
                AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

                                  PROPOSAL NO.1

                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS' NOMINEES

     Currently, the Board of Directors of the Company consists of seven Directors divided into three classes. Two classes contain two Directors each, with the remaining class containing three Directors. The term of one class of Directors expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after such Director's election and until such Director's successor is elected and has qualified.

     Three Directors are to be elected at the meeting. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Messrs. James K. Fitzpatrick, Ezra H. Friedlander and Steven M. Lewis, whose terms expire this year. They have been nominated by the Board of Directors for reelection as Directors for terms to expire at the 2004 annual meeting of shareholders and until their successors are elected and have qualified. If Messrs. Fitzpatrick, Friedlander and Lewis are unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person(s) as Director(s) as they may in their discretion determine, in which event the shares will be voted for such other person(s).

NBO'S NOMINEES

     NBO's letter indicated that it intends to nominate three persons for election to the Board of Directors at the 2001 annual meeting in opposition to the Board's candidates for election as Directors. As of the date of this Proxy Statement, we do not know if NBO will actually file proxy materials with the Securities and Exchange Commission and solicit proxies in favor of its nominees for the Company's Board of Directors. The Board of Directors is convinced that the election of individuals nominated by NBO would run directly counter to the best interests of the Company and its shareholders. The Board of Directors believes that, if elected, NBO's nominees will seek to convince the Board to arrange for the sale of the Company as soon as possible. Thus, the Board of Directors believes that a change in the Board of Directors at this time involving NBO's nominees would be highly disruptive to the Board's current strategy for maximizing long-term shareholder value (which it is actively pursuing) of optimizing cash flow, reducing debt and disposing of underperforming assets, coupled with measured growth and a moderate stock repurchase program. In fact, the Board believes that the uncertainties that could arise from the election of NBO's nominees could raise significant concerns with current and future business partners and franchisors and result in the loss of key personnel who are unique and important to the Company. The current Directors are intimately familiar with the Company and the industry in which it operates. The Board is fully committed to maximizing value for all of the Company's shareholders.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE THREE NOMINEES DESCRIBED BELOW AND NOT VOTE IN FAVOR OF ANY
                                NOMINEES OF NBO.

INFORMATION WITH RESPECT TO THE DIRECTORS

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each Director or nominee has been the same for the last five years, and such person possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such person. Messrs. Daniel B. Fitzpatrick, James K. Fitzpatrick and Gerald O. Fitzpatrick are brothers. There is no family relationship between any other of the Directors or executive officers of the Company.

                                                                                             Shares
                                                                                          Beneficially
                                                                                            Owned on
                                                   Principal                  Director    November 27,      Percent
            Name              Age                  Occupation                  Since          2000         of Class

-------------------------    -----  ----------------------------------------  --------  -----------------  --------
                                              NOMINEES FOR DIRECTOR
              (Nominee for three-year term to expire at the annual meeting of shareholders in 2004)

James K. Fitzpatrick           45   Senior Vice President and Chief              1990      380,468(1)(2)     3.2%
                                    Development Officer of the Company

Ezra H. Friedlander            59   Judge, Indiana Court of Appeals (3)          1995      509,131(4)(5)     4.3%

Steven M. Lewis                51   President of U.S. Restaurants, Inc.          1994       17,250(6)(7)       *
                                    (restaurant management company) (8)

                                          DIRECTORS CONTINUING IN OFFICE

                            (Term expiring at annual meeting of shareholders in 2002)

Christopher J. Murphy III      54   Chairman, President and Chief Executive      1994       59,000(6)(9)       *
                                    Officer of 1st Source Corporation (publicly
                                    held diversified bank holding company) and
                                    Chairman and Chief Executive Officer of 1st
                                    Source Bank

Bruce M. Jacobson              51   Partner, Katz, Sapper & Miller, LLP          2000        9,500(10)         *
                                      (certified public accountants)


                            (Term expiring at annual meeting of shareholders in 2003)

Daniel B. Fitzpatrick          43   Chairman of the Board, President and Chief   1990    2,362,209(11)        19.7%
                                    Executive Officer of the Company (12)

Philip J. Faccenda             71   Vice President and General Counsel Emeritus, 2000       17,000(10)(13)     *
                                    University of Notre Dame (14)

--------------

*    Less than 1%.

(1) Does not include shares subject to stock options which are not exercisable within 60 days.

(2) Includes presently exercisable stock options to purchase 44,176 shares, granted by the Company.

(3) Mr. Friedlander has been a significant shareholder of the Company or certain of its predecessors since 1982.

(4) Includes presently exercisable stock options to purchase 8,000 shares, and 4,000 shares, granted under the Company's 1993 Outside Directors Plan and 1999 Outside Directors Plan, respectively.

(5) Includes 14,200 shares held in a trust of which Mr. Friedlander is the trustee with investment control and the income beneficiary and 15,000 shares owned by Mr. Friedlander's spouse.

(6) Includes presently exercisable stock options to purchase 10,000 shares and 4,000 shares, granted under the Company's 1993 Outside Directors Plan and 1999 Outside Directors Plan, respectively.

(7) Includes 500 shares held in a trust for the benefit of Mr. Lewis' minor children.

(8) Mr. Lewis also serves on the Board of Directors of Commerce Bancorp, Inc., a bank holding company and Commerce Bank of Pa., Inc.

(9) Includes 1,000 shares held by certain retirement plans in which Mr. Murphy is a participant. Also includes 37,648 shares held in a trust over which Mr. Murphy has investment control.

(10) Includes presently exercisable stock options to purchase 2,000 shares granted under the Company's 1999 Outside Directors Plan.

(11) Includes presently exercisable stock options to purchase 23,200 shares, granted by the Company.

(12) Mr. Daniel B. Fitzpatrick has been a significant shareholder and Director of certain of the Company's predecessors since 1982 and also serves on the Board of Directors of 1st Source Corporation, a publicly held diversified bank holding company.

(13) Includes 15,000 shares held by Philip J. Faccenda, Inc., a holding company of which Mr. Faccenda is the majority shareholder and has investment control.

(14) Mr. Faccenda is also a Life Trustee at the University of Notre Dame and a Regent at the University of Portland.

MEETINGS AND COMMITTEES

     During fiscal 2000, the Board of Directors of the Company held nine meetings. During the period in fiscal 2000 for which he served as a Director, each of the Company's Directors attended at least 75% of the meetings of the Board of Directors and each committee on which he served. The Board of Directors does not have a nominating committee.

     The Company has an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee"). The Executive Committee consists of Messrs. Daniel B. Fitzpatrick, Steven M. Lewis and Christopher J. Murphy III. The Audit Committee consists of Messrs. Murphy (Chairman), Jacobson and Lewis. The Compensation Committee consists of Messrs. Lewis (Chairman), Faccenda and Jacobson. The Executive Committee has authority to act on behalf of the Board of Directors between meetings and, with certain exceptions, the authority to take all actions that the full Board could take. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's auditors and reviewing all potential conflict of interest situations. See "Audit Committee Report" and "Certain Transactions." Also see the Audit Committee Charter attached as Appendix A to this Proxy Statement. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers of the

Company and for administering the 1993 Stock Option and Incentive Plan ("1993 Stock Option Plan") and the 1997 Stock Option and Incentive Plan ("1997 Stock Option Plan").

     During fiscal 2000, the Audit Committee and the Compensation Committee each held five meetings and the Executive Committee met once.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2000, all filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were complied with except that Lindley E. Burns failed to timely file a Form 4.

EXECUTIVE OFFICERS

     As used throughout this Proxy Statement, the term "executive officers" refers to Daniel B. Fitzpatrick, Chairman of the Board, President and Chief Executive Officer; John C. Firth, Executive Vice President, General Counsel and Secretary; James K. Fitzpatrick, Senior Vice President and Chief Development Officer; Gerald O. Fitzpatrick, Senior Vice President, Burger King Division; Lindley E. Burns, Senior Vice President, Full Service Dining Division; Patrick
J. Barry, Senior Vice President, Administration and Information Technology; Christopher L. Collier, Vice President, Finance; Jeanne M. Yoder, Vice President and Controller; and Robert C. Hudson, Vice President, Grady's American Grill Division.

LEGAL PROCEEDINGS

     The Company and certain of its officers and Directors are parties to certain legal proceedings relating to the Company's purchase, operation and financing of the Company's bagel-related businesses. These proceedings are described in more detail in the Company's Annual Report on Form 10-K and its Annual Report to Shareholders, a copy of which is being furnished to the Company's shareholders herewith. The Company is indemnifying its officers and Directors with respect to all of the aforementioned proceedings.

                                 PROPOSAL NO. 2

                             APPOINTMENT OF AUDITORS

     The appointment of PricewaterhouseCoopers LLP as auditors for the Company during fiscal 2001 will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF
                          PRICEWATERHOUSECOOPERS LLP.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                                   Annual Compensation      Compensation Awards
                                                 ----------------------   -------------------------
                                                                           Securities  Restricted
      Name and Principal Position        Fiscal                            Underlying    Stock            All Other
                                          Year      Salary   Bonus (1)     Options (2)  Awards (3)       Compensation
---------------------------------------- ------  ----------  ----------   -------------------------    ----------------
Daniel B. Fitzpatrick, Chairman,          2000    $340,000    $170,000           0      $     0          $ 5,000 (4)
President and Chief Executive Officer     1999     346,538(5)        0           0       60,000  (6)       5,000 (4)
                                          1998     340,000           0           0            0            4,773 (7)


John C. Firth, Executive Vice             2000    $245,192    $190,951 (8)   6,434      $25,736  (9)     $ 5,425 (10)
President, General Counsel and Secretary  1999     234,635(5)   97,486(11)  19,302       66,004 (12)       5,425 (10)
                                          1998     230,328      91,800      20,000            0            4,905 (13)


James K. Fitzpatrick, Senior Vice         2000    $205,000    $161,000 (8)   5,576      $22,304  (9)     $ 5,000 (4)
President and Chief Development Officer   1999     198,750(5)   49,687      16,728       43,956  (6)       5,000 (4)
                                          1998     185,288      92,500      20,000            0            7,440 (14)


Gerald O. Fitzpatrick - Senior Vice       2000    $200,000    $151,500 (8)   5,433      $21,732  (9)     $ 1,292 (4)
President, Burger King Division           1999     194,231(5)   58,270      16,299       43,098  (6)       1,638 (4)
                                          1998     181,346      96,250      20,000            0            6,056 (15)


Patrick J. Barry - Senior Vice            2000    $195,000    $132,500 (8)   5,290      $21,160  (9)     $ 6,420 (16)
President, Administration and             1999     188,558(5)   47,712      15,871       42,240  (6)       6,420 (16)
Information Technology                    1998     165,288      78,525      20,000            0            4,910 (17)


---------------

(1) Except as specifically noted, represents awards under the Company's bonus plan. To the extent the Company meets certain financial targets and performance targets established for the areas of the Company's operations under the supervision of the Named Executive Officer, the officer may receive a discretionary bonus. For fiscal 2000, fiscal 1999 and fiscal 1998, targeted performance levels and potential bonus awards were approved by the Compensation Committee. Bonus awards are accrued in the fiscal year earned, but typically paid in the following fiscal year.

(2) Options to acquire shares of Common Stock. The Company has never granted SAR's.

(3) As of October 29, 2000, the total number and value (based on the closing market price of the Company's Common Stock on October 27, 2000) of the restricted stock awards held by the Named Executive Officers were as follows: Daniel B. Fitzpatrick - 20,000 shares ($42,500); John C. Firth - 31,536 shares ($67,014); James K. Fitzpatrick - 25,804 shares ($54,834);
     Gerald O. Fitzpatrick - 25,232 shares ($53,618); and Patrick J. Barry - 24,660 shares ($52,403).

(4) Represents Company allocations to its discretionary, non-qualified deferred compensation plan. The Company's allocations to this plan on behalf of participants are determined at the discretion of the Board of Directors.

(5)  Represents compensation paid over the Company's 53 week fiscal year.

(6) Represents the market value of restricted shares awarded on June 1, 1999 under the Company's 1997 Stock Option Plan based on the closing market price of the Company's Common Stock ($3.00) on that date. The total number of shares of restricted stock awarded to the Named Executive Officers pursuant to the Company's 1997 Stock Option Plan in fiscal 1999 were:
     Daniel B. Fitzpatrick - 20,000 shares; John C. Firth - 18,668 shares; James
     K. Fitzpatrick - 14,652 shares; Gerald O. Fitzpatrick - 14,366 shares; and Patrick J.Barry - 14,080 shares. These restricted shares vest on June 1, 2006, subject to accelerated vesting in one-third increments when the Company's share price closes at or above $4.00, $5.00 and $7.00, respectively, for at least 10 out of 20 consecutive trading days. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any.

(7) Includes Company allocations to its discretionary, non-qualified deferred compensation plan of $2,158 and Company contributions to its discretionary, noncontributory profit sharing plan of $2,615. The Company's allocations and contributions to these plans on behalf of participants are determined at the discretion of the Board of Directors.

(8) Includes a one-time cash retention bonus paid pursuant to the Company's Strategic Executive Long Term Incentive Compensation Plan in the following amounts: John C. Firth - $68,355; James K. Fitzpatrick - $58,500; Gerald O. Fitzpatrick - $56,500; and Patrick J. Barry - $54,500.

(9) Represents the market value of restricted shares awarded on December 15, 1999 under the Company's 1997 Stock Option Plan based on the closing market price of the Company's Common Stock ($2.00) on that date. The total number of shares of restricted stock awarded to the Named Executive Officers pursuant to the Company's 1997 Stock Option Plan in fiscal 2000 were: John
     C. Firth - 12,868 shares; James K. Fitzpatrick - 11,152 shares; Gerald O. Fitzpatrick - 10,866 shares; and Patrick J. Barry - 10,580 shares. These restricted shares vest on December 15, 2006, subject to accelerated vesting in one-third increments when the Company's share price closes at or above $3.00, $4.00 and $6.00, respectively, for at least 10 out of 20 consecutive trading days. During fiscal 2000, one-third of each Named Executive Officer's restricted share award vested. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any.

(10) Includes Company allocations to its discretionary, non-qualified deferred compensation plan of $5,000 and life insurance premiums of $425.

(11) Includes a one-time bonus which Mr. Firth received in connection with his employment agreement.

(12) Of this amount, (i) $56,004 represents the market value of restricted shares awarded on June 1, 1999 under the Company's 1997 Stock Option Plan based on the closing market price of the Company's Common Stock ($3.00) on that date and (ii) $10,000 represents the market value of 4,000 restricted shares awarded pursuant to Mr. Firth's Employment Agreement with the Company based on the closing market price of the Company's Common Stock on the date of the award. The restricted shares awarded pursuant to Mr. Firth's

     Employment Agreement vested on February 24, 2000. As of October 27, 2000, the market value of these 4,000 shares (based on the closing market price of the Company's Common Stock on that date) was $8,500.

(13) Includes Company allocations to its discretionary, non-qualified deferred compensation plan of $4,480 and life insurance premiums of $425.

(14) Includes Company allocations to its discretionary, non-qualified deferred compensation plan of $4,269 and Company contributions to its discretionary, noncontributory profit sharing plan of $3,171.

(15) Represents Company allocations to its discretionary, non-qualified deferred compensation plan of $2,554 and Company contributions to its discretionary, noncontributory profit sharing plan of $3,502.

(16) Includes Company allocations to its discretionary, non-qualified deferred compensation plan of $5,000 and life insurance premiums of $1,420.

(17) Includes Company allocation to its discretionary non-qualified deferred compensation plan of $3,490 and life insurance premiums of $1,420.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

     In August 1999, the Company entered into an Employment Agreement with John
C. Firth, its Executive Vice President and General Counsel. Mr. Firth's previous Employment Agreement expired in June 1999. The agreement is for a period of three years and extends automatically for one year on each anniversary date. Mr. Firth's agreement provides for a $240,000 base salary which shall be reviewed at least annually for increase and cash bonus payments of up to 50% of his base salary determined in a manner similar to other senior executives of the Company. In connection with entering into the agreement, Mr. Firth received a one-time cash bonus of $40,000 and was awarded 4,000 restricted shares of Company Common Stock, valued at $10,000 based upon the closing market price of the Company's Common Stock on the date of grant. The restricted shares vested on February 24, 2000. The Company also agreed to maintain a life insurance policy on Mr. Firth's life during his employment in the amount of $500,000 for the benefit of Mr. Firth or his designee. Pursuant to the agreement, Mr. Firth is prohibited from competing with the Company or soliciting Company employees for a period of one year after the termination of his employment. If the agreement is terminated by the Company, other than for cause or by Mr. Firth with good reason (which includes the termination of Mr. Firth's employment for any reason within one year following a change in control of the Company), Mr. Firth is entitled to two times his base salary and maximum bonus, additional and accelerated vesting and exercisability as to the portion of any outstanding option scheduled to vest on the next following vesting date and the Company will continue to provide health and welfare benefits for one year. The agreement also provides for gross-up payments necessary to cover possible excise tax payments by Mr. Firth and to reimburse him for legal fees that might be expended in enforcing the agreement's provisions or contesting tax issues relating to the agreement's gross-up provisions.

     In October 2000, the Company entered into an Employment Agreement with Daniel B. Fitzpatrick, its Chairman of the Board, President and Chief Executive Officer. The agreement is for a period of three years and extends automatically for one year on each anniversary date. Mr. Fitzpatrick's agreement provides for a $370,000 base salary which shall be reviewed at least annually for a minimum 5% increase and cash bonus payments of up to 50% of his base salary determined in a manner similar to other senior executives of the Company. Pursuant to the agreement, the Company agreed to pay Mr. Fitzpatrick a one-time cash bonus of $450,000 payable in three equal installments on October 30, 2000, January 31, 2001 and January 31, 2002. The agreement prohibits Mr. Fitzpatrick from competing with the Company or soliciting Company employees for a period of one year after the termination of his employment except for any business in which Mr. Fitzpatrick was engaged on the date of the agreement or which is expressly approved by the Company's Board of Directors. If the agreement is terminated by the Company, other than for cause or by Mr. Fitzpatrick with good reason (which includes the termination of Mr. Fitzpatrick's employment for any reason within one year following a change in control of the Company), Mr. Fitzpatrick is entitled to 2.99 times his base salary and maximum bonus, additional and accelerated vesting and exercisability as to the portion of any outstanding option scheduled to vest on the next following vesting date and the Company will continue to provide health and welfare benefits for one year. The agreement also provides for gross-up payments necessary to cover possible excise tax payments by Mr. Fitzpatrick and to reimburse him for legal fees that might be expended in enforcing the agreement's provisions or contesting tax issues relating to the agreement's gross-up provisions.

     In June 1999, the Company entered into non-compete agreements with certain of its officers, including James K. Fitzpatrick and Gerald O. Fitzpatrick. The agreements prohibit such officers from competing with the Company or soliciting employees of the Company for a period of one year following the termination of their employment. The agreements also provide that in the event of a change of control of the Company, such officers will receive two times (in the case of James K. Fitzpatrick) or one and one-half times (in the case of Gerald O. Fitzpatrick) their base salary and maximum bonus potential at the time of the change of control. The Board of Directors believed that these agreements, together with awards under the Long Term Incentive Plans described below, would encourage these key employees to remain with the Company at a critical stage in the implementation of the Board's long-term strategy. In the case of the change of control payments, the Board believe that these officers would be better able to act in the interests of all shareholders in the face of a hostile takeover attempt or in the event that the Board of Directors determined that the Company should be sold if they were assured of receiving sizable payments following a change of control. The Board was advised that such arrangements were prevalent among publicly-traded companies and concluded that such arrangements would foster, rather than impair, the ability of the Company to be sold. The Board of Directors believed that these considerations were as applicable to James and Gerald Fitzpatrick as they were to the other key officers of the Company who were provided with comparable arrangements.

COMPENSATION OF DIRECTORS

     During fiscal 2000, the Company paid Directors who are not employees of the Company an annual retainer of $8,000, plus $500 for each regular Board meeting attended and $750 for each special Board meeting attended and each committee meeting attended if the committee met on a day other than a Board meeting. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No Director who is an officer or employee of the Company receives compensation for services rendered as a Director.

     In addition, under the Company's 1993 Outside Directors Plan and the Company's 1999 Outside Directors Stock Option Plan ("1999 Outside Directors Plan") generally on May 1 of each year, each then non-employee Director of the Company automatically receives an option to purchase 2,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option will have a term of 10 years and will be exercisable six months after the date of grant. No options were granted on May 1, 1999 to non-employee Directors; however, under the 1999 Outside Directors Plan, on May 1, 2000, Messrs. Friedlander, Lewis and Murphy (each of whom served as a Director in fiscal 1999 and fiscal 2000) received an option to purchase 4,000 shares of Common Stock and

Messrs. Faccenda and Jacobson (each of whom first served as a Director in fiscal
2000) received an option to purchase 2,000 shares of Common Stock, all at an exercise price of $2.875 per share.

STOCK OPTIONS

     On December 17, 1993, the Directors and shareholders of the Company adopted the 1993 Stock Option Plan. The 1993 Stock Option Plan provides for awards of incentive and non-qualified stock options and shares of restricted stock to the officers and key employees of the Company. An aggregate of 1,000,000 shares of Common Stock are subject to the 1993 Stock Option Plan (subject to adjustment in certain events). In fiscal 1999, the Company repurchased 298,340 options previously issued under the 1993 Stock Option Plan. These options were permanently retired and are not available to be reissued. As of October 29, 2000, options to purchase 116,325 shares of Common Stock were outstanding under the 1993 Stock Option Plan. No awards for additional shares of Common Stock will be made under the 1993 Stock Option Plan, although the terms of options granted pursuant to the 1993 Stock Option Plan may be modified.

     On February 14, 1997, the Board of Directors adopted, subject to shareholder approval, the 1997 Stock Option Plan. On March 26, 1997, the shareholders of the Company approved the adoption of the 1997 Stock Option Plan at the 1997 annual meeting of shareholders. The 1997 Stock Option Plan provides for awards of incentive and non-qualified stock options, shares of restricted stock, SAR's and performance stock to the officers and key employees of the Company. An aggregate of 1,100,000 shares of Common Stock are subject to the 1997 Stock Option Plan (subject to adjustment in certain events). As of October 29, 2000 options to purchase 464,500 shares of Common Stock were outstanding under the 1997 Stock Option Plan and 233,898 restricted shares had been issued and were outstanding under the 1997 Stock Option Plan. On December 20, 2000, the Company issued 93,557 additional restricted shares under the 1997 Stock Option Plan.

     The Company's Board of Directors and shareholders approved the 1993 Outside Directors Plan effective December 17, 1993. The Company's 1993 Outside Directors Plan reserved for issuance 40,000 shares of the Company's Common Stock (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock) pursuant to non-qualified stock options to be granted to non-employee Directors of the Company. As of October 29, 2000, options to purchase 38,000 shares of Common Stock were outstanding under the 1993 Outside Directors Plan. See "--Compensation of Directors."

     On December 15, 1999, the Board of Directors adopted the 1999 Outside Directors Plan. The 1999 Outside Directors Plan reserves for issuance 80,000 shares of the Company's Common Stock (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock) pursuant to non-qualified stock options to be granted to non-employee Directors of the Company. The 1999 Outside Directors Plan provides that on May 1, 2000, each non-employee Director will automatically receive an option to purchase 4,000 shares of Common Stock and on May 1 of each year thereafter, each non-employee Director will automatically receive an option to purchase 2,000 shares of Common Stock. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant. As of October 29, 2000, options to purchase 16,000 shares of Common Stock were outstanding under the Outside Directors Plan. See "--Compensation of Directors."

     No option granted under the 1993 Outside Directors Plan or the 1999 Outside Directors Plan may be exercised less than six months or more than 10 years from the date it is granted. In addition, no option may be exercised unless the grantee has served continuously on the Board of Directors at all times beginning on the date of grant and ending on the date of exercise of the option. Nevertheless, all options held by a grantee who ceases to be a non-employee Director due to death, permanent disability or retirement with the consent of the Board of Directors may be exercised, to the extent they were exercisable at the date of cessation, at any time within one year after the date of cessation. Options held by a deceased grantee may be exercised by the grantee's estate or heirs. If a grantee ceases to be a non-employee Director for any other reason, such grantee's options will expire three months after cessation.

     The following table sets forth information with respect to options granted by the Company under the 1997 Stock Option Plan to the Named Executive Officers during fiscal 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                               Individual Grants
                         -------------------------------------------------------------
                                               % of Total                               Potential Realizable Value at
                                                 Options                                Assumed Annual Rates of Stock
                         Number of Securities  Granted to     Exercise or                    Price Appreciation
                          Underlying Options  Employees in       Base       Expiration       for Option Term (1)
          Name                 Granted         Fiscal Year       Price         Date          5%             10%
-----------------------  -------------------- ------------  --------------  ----------  -----------------------------
Daniel B. Fitzpatrick              0                0%             -            -             -              -

John C. Firth                  6,434 (2)         4.01%           $2.00       12/14/09      $8,093        $20,508

James K. Fitzpatrick           5,576 (2)         3.47%           $2.00       12/14/09      $7,013        $17,773

Gerald O. Fitzpatrick          5,433 (2)         3.38%           $2.00       12/14/09      $6,834        $17,318

Patrick J. Barry               5,290 (2)         3.30%           $2.00       12/14/09      $6,654        $16,862


---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) Consists of incentive stock options, all of which were granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable 25% on December 15, 2000, 25% on December 15, 2001 and 50% on December 15, 2002.

     The following table sets forth information with respect to the exercise of options by the Named Executive Officers during fiscal 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                              Number of Securities
                                                                   Underlying           Value of Unexercised In-the-
                                                             Unexercised Options at           Money Options at
                                                                 Fiscal Year-End            Fiscal Year-End (1)
                                                            --------------------------  ----------------------------
          Name           Shares Acquired       Value
                           on Exercise        Realized      Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------------  ---------------   --------------   -----------  -------------  ----------------------------
Daniel B. Fitzpatrick           0                0               23,200              0       0             -
John C. Firth                   0                0               14,825         30,911       0            $804
James K. Fitzpatrick            0                0               32,782         28,122       0             697
Gerald O. Fitzpatrick           0                0               32,504         27,658       0             679
Patrick J. Barry                0                0               13,967         27,194       0             661

---------------

(1) The closing price for the Company's Common Stock as reported by the Nasdaq National Market System on October 27, 2000 was $2.125. The exercise prices of the "Exercisable" options in the table exceeded $2.125 and therefore were not "In the Money."

401(k) AND DEFERRED COMPENSATION SAVINGS PLAN

     On October 27, 1986, the Company implemented the Quality Dining, Inc. Retirement Plan and Trust ("Plan I"). Plan I is designed to provide all of the Company's employees with a tax-deferred long-term savings vehicle. The Company provides a matching cash contribution equal to 50% of a participant's contribution, up to a maximum of 5% of such participant's compensation. Plan I is a qualified 401(k) plan. Participants in Plan I elect the percentage of pay they wish to contribute as well as the investment alternatives in which their contributions are to be invested. Participant's contributions vest immediately while Company contributions vest 25% annually beginning in the participant's second year of eligibility since Plan I inception.

     On May 18, 1998, the Company implemented the Quality Dining, Inc. Supplemental Deferred Compensation Plan ("Plan II"). Plan II is a non-qualified deferred compensation plan. Plan II participants are considered a select group of management and highly compensated employees according to Department of Labor guidelines. Since the implementation of Plan II, Plan II participants are no longer eligible to contribute to Plan I. Plan II participants elect the percentage of their pay they wish to defer into their Plan II account. They also elect the percentage of their account to be allocated among various investment options. The Company makes matching allocations to the Plan II participants' deferral accounts equal to 50% of a participant's contribution, up to a maximum of 5% of such participant's compensation. Company allocations vest 25% annually, beginning in the participant's second year of eligibility since Plan I inception.

LONG TERM INCENTIVE PLANS

     On June 1, 1999 the Company implemented two plans for its senior officers, a Strategic Executive Long Term Incentive Compensation Plan (the "Strategic Long Term Plan") and a Senior Executive Long Term Incentive Compensation Plan (the "Senior Long Term Plan" and, together with the Strategic Long Term Plan, the "Long Term Plans"). The participants in the Strategic Long Term Plan are seven of the

Company's executive officers (including each of the Named Executive Officers other than Daniel Fitzpatrick, the Chief Executive Officer) and one other senior officer, and the participants in the Senior Long Term Plan are eight other senior officers of the Company.

     The Strategic Long Term Plan consists of three components: (i) restricted stock awards during fiscal 1999, 2000 and 2001; (ii) stock option grants during fiscal 1999; and (iii) a one-time cash bonus equal to the product of (A) 10% and
(B) the sum of the actual base salary paid to a participant in fiscal years 1998, 1999 and 2000, which cash bonus was paid at the conclusion of the fiscal year 2000 to those participants still employed by the Company at that time. The restricted stock awards under the Strategic Long Term Plan will vest seven years from the date of grant, subject to accelerating vesting terms if the Company's Common Stock price reaches certain benchmarks for at least 10 out of 20 consecutive trading days. The stock option grants under the Strategic Long Term Plan vest in three annual increments of 25%, 25% and 50%, respectively.

     The Senior Long Term Plan consists of restricted stock awards and stock options that are identical to the restricted stock awards and options contained in the Strategic Long Term Plan, but does not contain a cash bonus component. The restricted stock and stock options granted to the participants of the Long Term Plans are issued under the Company's 1997 Stock Option Plan.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee determines executive compensation and administers the Company's 1993 Stock Option Plan and the 1997 Stock Option Plan.

     The Company's compensation programs are designed to attract, retain and motivate the finest talent possible for all levels of the organization. In addition, the programs are designed to treat all employees fairly and to be cost-effective. To that end, all compensation programs for management, including those for executive officers, have the following characteristics:

     - Compensation is based on the individual's level of job responsibility and level of performance, the performance of the restaurant, division or concept supervised by such individual and/or the performance of the Company. Executive officers have a greater portion of their pay based on Company performance than do other management employees.

     - Compensation also takes into consideration the value assigned to the job by the marketplace. To retain a highly skilled management team, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

     - Through the grant of stock options and restricted stock awards, the Company offers the opportunity for equity ownership to executive officers and other key employees.

     Consistent with these programs, the compensation of executive officers has been and will be related in substantial part to Company performance. Compensation for executive officers consists of salary, bonus, restricted stock awards and stock option grants. Bonuses, restricted stock awards and stock option grants are based in part on Company performance.

Stock Options

     Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive to remain with the Company for the long term since the options are not immediately exercisable. In addition, pursuant to the 1993 Stock Option Plan, unexercised options are forfeited immediately if the employee leaves voluntarily (for any reason other than death, disability or retirement) or is terminated for cause, and are forfeited within three months if employment is terminated before retirement for any reason other than death or disability; pursuant to the 1997 Stock Option Plan, unexercised options terminate immediately if employment is terminated for cause or voluntarily by the employee for any reason other than death, disability or retirement.

     Stock options are granted pursuant to the Company's 1997 Stock Option Plan at the discretion of the Company's Compensation Committee. It has been the Compensation Committee's practice to grant options on an annual basis at the conclusion of the Company's fiscal year. In determining the number of options to be granted to the Company's employees, the Compensation Committee relies in large part on the recommendation of the Company's Chairman and Chief Executive Officer, which recommendation is made in the context of guidelines established by the Compensation Committee. Following the conclusion of fiscal 1997, the Compensation Committee suspended its past practice of relying on a formulaic approach of granting options in order to give greater emphasis on the individual's potential for future responsibility and promotion over the option term. The Compensation Committee has established guidelines that provide for various levels of option grants to classes of employees based upon the level of responsibility within the Company. However, the Compensation Committee does not adhere strictly to the guidelines and may occasionally vary the size of the option grant made to particular individuals.

Cash Bonuses

     In December 1994, the Compensation Committee adopted guidelines for annual cash bonus awards, which guidelines are used by the Company's Chairman and Chief Executive Officer in his recommendations to the Compensation Committee regarding the annual bonus awards. Under the bonus program adopted by the Compensation Committee, executive officers are eligible for an annual bonus in an amount up to a specified percentage of the executive officer's salary. These percentages currently range from 25% to 50%. Within these parameters, the bonuses are at the discretion of the Compensation Committee.

     In making bonus recommendations to the Compensation Committee for the 2000 fiscal year, the Chief Executive Officer evaluated each bonus-eligible employee's performance against targets established for the areas of the Company's operations under their supervision, the Company's performance against its financial targets and the executive officer's impact on the Company's performance over a number of years. In setting bonuses for fiscal 2000, the Compensation Committee considered the recommendations of the Chief Executive Officer.

Long Term Incentive Plans

     In fiscal 1999, the Compensation Committee engaged an outside executive consulting firm to review its short and long term compensation plans. After considering the consulting firm's report, the Compensation Committee concluded that the Company's long term compensation program was neither effective nor competitive, in part, because previously granted stock options had exercise prices significantly higher than the fair market value of the Company's Common Stock. As a result, "underwater" stock options were no longer providing sufficient incentive to induce employees to remain with the Company or motivate them towards improving the Company's overall financial performance during a critical transition period for the Company. In view of the diminished value of the stock options, and in light of the significant role stock options have played in employees' overall compensation, the Compensation Committee determined that it would be in the best interest of the Company's shareholders to implement the Long Term Plans that were designed and recommended by its outside consultants. The Long Term Plans give significant weight to "equity-based" components which directly align long term executive compensation with the Company's strategic plan to enhance shareholder value. After weighing the benefits and detriments of implementing the Long Term Plans, the Compensation Committee decided to adopt the Long Term Plans because it believed that they were a necessary tool to induce employees, including executive officers, to remain with the Company and provide the additional efforts needed during this very critical time in the Company's history. See "-Compensation of Executive Officers and Directors - Long Term Incentive Plans."

CEO Compensation

     Daniel B. Fitzpatrick's salary and cash bonus for fiscal 2000 were generally determined in accordance with the same procedures and standards as for the other executive officers of the Company. Mr. Fitzpatrick received a cash bonus of $170,000 for fiscal 2000. Mr. Fitzpatrick is not a participant in either the Strategic Long Term Plan or the Senior Long Term Plan.


                    Compensation and Stock Option Committee

                            Steven M. Lewis, Chairman
                            Philip J. Faccenda
                            Bruce M. Jacobson



AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200
(a)(14).

     The audit committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as a Appendix A hereto.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     The committee discussed with the Company's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held five meetings during fiscal 2000. The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP in fiscal 2000.

AUDIT FEES

     Fees for the fiscal year 2000 audit and the review of Forms 10-Q are $145,000, of which an aggregate amount of $71,000 has been billed through October 29, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended October 29, 2000.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended October 29, 2000 are $50,500.


     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

              Christopher J. Murphy III, Audit Committee Chair
              Bruce M. Jacobson, Audit Committee Member
              Steven M. Lewis, Audit Committee Member

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Market Index and an Index of Nasdaq Companies in SIC Major Group 581 for the period from October 27, 1995 through October 27, 2000. The Company's Common Stock commenced trading on the Nasdaq National Market System on March 2, 1994.


            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
    NASDAQ MARKET INDEX AND INDEX OF NASDAQ COMPANIES IN SIC MAJOR GROUP 581


                              1995       1996       1997       1998       1999       2000
                             ------     ------     ------     ------     ------     ------
QUALITY DINING ..........    100.00     113.55      24.84      13.06      13.55      10.97
SIC CODE INDEX ..........    100.00     109.96     115.63     141.10     157.23     133.62
NASDAQ MARKET INDEX .....    100.00     117.43     153.90     174.02     287.23     337.82



     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation, Audit Committee Report and the stock price Performance Graph shall not be incorporated by reference in any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On March 8, 1994, the Board of Directors established the Compensation Committee to approve compensation and stock option grants for the Company's executive officers. The Compensation Committee members are Messrs. Lewis, Faccenda and Jacobson. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

                              CERTAIN TRANSACTIONS

     Related party transactions are subject to the review and approval of the Company's Audit Committee, which is composed exclusively of the Company's disinterested Directors.


LEASES OF RESTAURANT FACILITIES

     Of the Burger King restaurants operated by the Company as of October 29, 2000, 41 were leased from a series of entities owned, in various percentages, by Messrs. Daniel B. Fitzpatrick, Ezra H. Friedlander and James K. Fitzpatrick (the "Real Estate Partnerships"). The Company believes that these leases are on terms at least as favorable as leases that could be obtained from unrelated third parties. Each of the leases between the Company and a Real Estate Partnership are triple net leases which provide for an annual base rent equal to 13 1/2% of the total cost (land and building) of the leased restaurant, together with additional rent of 7% of restaurant sales, to the extent that amount exceeds the base rental. These terms are substantially identical to those which were offered by Burger King Corporation to its franchisees at the time the leases were entered into except that Burger King Corporation was generally charging additional rent of 8 1/2% of restaurant sales. During fiscal 2000, the Company paid $4,367,100 under these leases.

     The Company has not entered into any leases with related parties since 1996 and does not presently intend to enter into additional leases with related parties.

TRANSPORTATION SERVICES

     Burger Management South Bend No. 3, Inc., an Indiana corporation ("SB No. 3"), owned by Messrs. Daniel B. Fitzpatrick, Ezra H. Friedlander and James K. Fitzpatrick, has provided the service of its King Air turbo-prop aircraft to the Company. In fiscal 2000, SB No. 3 billed the Company $237,000. The Company believes that the amounts paid for air services were no greater than amounts which would have been paid to unrelated third parties for similar services. Consequently, the Company intends to continue to utilize SB No. 3 to provide air transportation services. Since January 1, 1996, SB No. 3 has leased two or three employees from the Company to act as a pilot and co-pilot of the aircraft. SB No. 3 reimburses the Company for the Company's full cost of such employees.

ADMINISTRATIVE SERVICES

     The Company provides certain accounting, tax and other administrative services to the Real Estate Partnerships and SB No. 3 on a fee for services basis. The aggregate amount of fees paid to the Company for administrative services by these entities during fiscal 2000 was $14,000. The Company believes that these fees are no less than amounts which would have been charged to unaffiliated third parties for comparable services.

                        PRINCIPAL OWNERS OF COMMON STOCK

     The following table sets forth, as of November 27, 2000, the number of shares of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of the Common Stock of the Company, by each of the Directors and Named Executive Officers, and by all Directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

         Name and Address of                            Number of Shares            Percent
            Individual or                                 Beneficially                of
          Identity of Group                                  Owned                   Class
------------------------------------------------------------------------------------------------
Philip J. Faccenda                                           17,000  (1)(2)           *

Daniel B. Fitzpatrick (3)                                 2,362,209     (4)          19.7%

James K. Fitzpatrick                                        380,468  (5)(6)           3.2%

Ezra H. Friedlander                                         509,131  (7)(8)           4.3%

Bruce M. Jacobson                                             9,500     (1)           *

Steven M. Lewis                                              17,250 (9)(10)           *

Christopher J. Murphy III                                    59,000 (9)(11)           *

Patrick J. Barry                                             49,949 (5)(12)           *

John C. Firth                                                67,921 (5)(13)           *

Gerald O. Fitzpatrick                                       266,741 (5)(14)           2.2%

Jerome L. Schostak
Robert I. Schostak
David W. Schostak
Mark S. Schostak
NBO, LLC
25800 Northwestern Highway
Southfield, MI  48075 **                                  1,200,000    (15)          10.0%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401 ***                                 870,200                   7.3%

All current Directors and executive officers
  as a group (14 persons)                                 3,854,768 (5)(16)          31.5%

---------------

*    Less than 1%.

**   Information is based solely on reports filed by such shareholders under
     Section 13(d) of the Securities Exchange Act of 1934.

***  Information is based solely on reports filed by such shareholder under
     Section 13(G) of the Securities Exchange Act of 1934.

(1) Includes presently exercisable stock options to purchase 2,000 shares granted under the Company's 1999 Outside Directors Plan.
(2) Includes 15,000 shares held by Philip J. Faccenda, Inc., a holding company of which Mr. Faccenda is the majority shareholder and has investment control.
(3) The address of this shareholder is 4220 Edison Lakes Parkway, Mishawaka, Indiana 46545.
(4) Includes presently exercisable stock options to purchase 23,200 shares, granted by the Company.
(5) Does not include shares subject to stock options which are not exercisable within 60 days.
(6) Includes presently exercisable stock options to purchase 44,176 shares, granted by the Company.
(7) Includes presently exercisable stock options to purchase 8,000 shares, and 4,000 shares, granted under the Company's 1993 Outside Directors Plan and 1999 Outside Directors Plan, respectively.
(8) Includes 14,200 shares held in a trust of which Mr. Friedlander is the trustee with investment control and the income beneficiary and 15,000 shares owned by Mr. Friedlander's spouse.
(9) Includes presently exercisable stock options to purchase 10,000 shares and 4,000 shares, granted under the Company's 1993 Outside Directors Plan and 1999 Outside Directors Plan, respectively.
(10) Includes 500 shares held in a trust for the benefit of Mr. Lewis' minor children.
(11) Includes 1,000 shares held by certain retirement plans in which Mr. Murphy is a participant. Also includes 37,648 shares held in a trust over which Mr. Murphy has investment control.
(12) Includes presently exercisable stock options to purchase 25,289 shares, granted by the Company.
(13) Includes presently exercisable stock options to purchase 26,433 shares granted by the Company.
(14) Includes presently exercisable stock options to purchase 43,862 shares, granted by the Company.
(15) The individuals listed are members of NBO, LLC, a Michigan limited liability company. The reporting persons share voting and dispositive power with respect to all 1,200,000 shares reported.
(16) Includes presently exercisable stock options to purchase 258,702 shares granted by the Company.


                         COST AND METHOD OF SOLICITATION

     The Company will bear the cost of this solicitation. While no precise estimate of this cost can be made at the present time, the Company currently estimates that it will spend a total of approximately $20,000 for its solicitation of proxies, including expenditures for attorneys and advertising, printing, transportation and related expenses, but excluding the salaries and wages of regular employees and officers and the normal expenses of an uncontested proxy solicitation for the election of Directors. As of February ___, 2001, the Company has not incurred any proxy solicitation expenses. In addition to soliciting proxies by mail, Directors and officers may solicit proxies in person or by telephone or telecopy.

     The Company will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of the Company's Common Stock. The Company will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services.

           INFORMATION CONCERNING DIRECTORS AND CERTAIN OFFICERS AND
                EMPLOYEES OF THE COMPANY WHO MAY SOLICIT PROXIES

     The following table sets forth (a) the name, business address and principal occupation of the Directors and nominees as Director of the Company and any officers and employees of the Company who may also solicit proxies from shareholders of the Company ("Participants") and (b) the dates, types and amounts of each Participants' purchases and sales of the Company's Common Stock with the past two years. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is 4220 Edison Lakes Parkway, Mishawaka, Indiana 46545.

     Except as otherwise indicated, shares of Common Stock of the Company owned of record by each Participant are also owned beneficially by such Participant. The number of shares of Common Stock of the Company owned by each Director, Patrick J. Barry, John C. Firth, and Gerald O. Fitzpatrick is set forth in the "Principal Owners of Common Stock" table that is part of this Proxy Statement. The number of shares of Common Stock of the Company owned by each other Participant, as of November 27, 2000, is set forth below.



                                COMPANY DIRECTORS

                                                                 PURCHASE (P), SALE (S)
 NAMES, BUSINESSES ADDRESSES (1)        DATE OF TRANSACTION           OR AWARD (A)                TYPE AND AMOUNT
 -------------------------------        -------------------           ------------                ---------------
 PHILIP J. FACCENDA                            4/5/00                     (P)                   10,000 Common Stock
 Vice President and General
 Counsel Emeritus
 University of Notre Dame
 600 First Source Bank Center
 100 North Michigan
 South Bend, IN 46601

 DANIEL B. FITZPATRICK                        6/01/99                      A                    20,000 Restricted Shares
 Chairman, President and Chief                4/06/00                      P                    10,000 Common Stock
 Executive Officer                            4/10/00                      P                    20,000 Common Stock
                                              4/12/00                      P                    20,000 Common Stock
                                              4/14/00                      P                    15,000 Common Stock

 JAMES K. FITZPATRICK                         6/01/99                      A                    14,652 Restricted Shares
 Senior Vice President and Chief             12/15/99                      A                    11,152 Restricted Shares
 Development Officer                         12/20/00                      A                    11,153 Restricted Shares

 EZRA H. FRIEDLANDER                         10/15/98                      P                     8,300 Common Stock
 Judge, Indiana Court of Appeals             10/16/98                      P (2)                 3,700 Common Stock
 200 W. Washington, Room 416                 11/13/98                      P                    20,000 Common Stock
 Indianapolis, IN 46204                       1/18/01                      S (3)                 1,000 Common Stock

 BRUCE JACOBSON                               4/07/00                     (P)                    7,500 Common Stock
 Partner
 Katz, Sapper & Miller, LLP
 17111 North Meridian
 Suite 800
 Carmel, IN 46932

 STEVEN M. LEWIS                                --                         --                           --
 President, Chief Executive Officer
 Restaurants, Inc.
 1780 Swede Road
 Blue Bell, PA 19422

 CHRISTOPHER J. MURPHY III                    1/20/99                      P                    17,000 Common Stock
 President and Chief Executive                1/21/99                      P                     5,000 Common Stock
 Officer                                      1/22/99                      P                    15,000 Common Stock
 1st Source Corporation                       1/25/99                      P                       648 Common Stock
 100 N. Michigan St.                         12/28/99                      S                     5,000 Common Stock
 South Bend, IN 46601

                             OFFICERS AND EMPLOYEES

                                                                PURCHASE (P), SALE (S)
 NAMES, BUSINESSES ADDRESSES            DATE OF TRANSACTION          OR AWARD (A)             TYPE AND AMOUNT
 ---------------------------            -------------------          ------------             ---------------
 PATRICK J. BARRY                             6/01/99                      A              14,080 Restricted Stock
 Senior Vice President,                      12/15/99                      A              10,580 Restricted Stock
 Administration and Information              12/20/00                      A              10,581 Restricted Stock
 Technology

 LINDLEY E. BURNS (4)                         6/01/99                      A               8,434 Restricted Stock
 Senior Vice President, Full Service         12/15/99                      A               6,434 Restricted Stock
 Dining Division                             12/20/00                      A               6,434 Restricted Stock

 CHRISTOPHER COLLIER (5)                      6/01/99                      A               4,188 Restricted Stock
 Vice President, Finance                     12/15/99                      A               3,689 Restricted Stock
                                             12/20/00                      A               3,689 Restricted Stock
                                             12/23/99                      P               4,000 Common Stock
                                             12/27/99                      P               7,000 Common Stock
                                             12/30/99                      P               2,000 Common Stock

 JOHN C. FIRTH                                6/01/99                      A              18,668 Restricted Stock
 Executive Vice President, General            8/24/99                      A               4,000 Restricted Stock
 Counsel and Secretary                       12/15/99                      A              12,868 Restricted Stock
                                             12/20/00                      A              12,868 Restricted Stock

 GERALD O. FITZPATRICK                        6/01/99                      A              14,366 Restricted Stock
 Senior Vice President, Burger King          12/15/99                      A              10,866 Restricted Stock
 Division                                    12/20/00                      A              10,867 Restricted Stock

 ROBERT C. HUDSON (6)                         6/01/99                      A               7,290 Restricted Stock
 Vice President, Grady's American            12/15/99                      A               5,791 Restricted Stock
 Grill Division                              12/20/00                      A               5,791 Restricted Stock

 JEANNE M. YODER (7)                          6/01/99                      A               3,577 Restricted Stock
 Vice President and Controller               12/15/99                      A               3,577 Restricted Stock
                                             12/20/00                      A               3,578 Restricted Stock

--------------------------

(1) The companies named in the table above, to the extent that the participants are officers of such companies, are deemed to be associates of such participants. The addresses of such associates are as given above.

(2) The 3,700 shares of Company Common Stock were purchased by Mr. Friedlander's wife.

(3)  Mr. Friedlander gifted these shares to his adult daughter.

(4) Mr. Burns owns 35,084 shares of Company Common Stock, which includes presently exercisable options to purchase 20,216 shares.

(5) Mr. Collier owns 43,098 shares of Company Common Stock which includes presently exercisable options to purchase 14,344 shares.

(6) Mr. Hudson owns 25,975 shares of Company Common Stock which includes presently exercisable options to purchase 12,894 shares.

(7) Ms. Yoder owns 11,442 shares of Company Common Stock which includes presently exercisable options to purchase 4,288 shares.


     Except as described in this Proxy Statement, none of the Participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly or indirectly beneficially owns any securities of the Company or of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a shareholder, employee, officer or director. Furthermore, except as described in this Proxy Statement, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since November 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant or Participant Affiliate had or will have, a direct or indirect material interest.

     Except as described in this Proxy Statement, no Participant or Participant Affiliates has entered into any agreement or understanding with any person respecting any (i) future employment by the Company or its affiliates or (ii) transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Proxy Statement, there are no contracts, arrangements or understandings by any Participant or Participant Affiliates within the past year with any person with respect to any capital stock of the Company.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2002 Annual Meeting of Shareholders is October 7, 2001. Such proposals should be submitted in writing to the Secretary of the Company at its principal executive offices.

     If a shareholder intends to submit a proposal at the 2002 Annual Meeting of Shareholders which is not eligible for inclusion in the proxy materials relating to that meeting in accordance with the previous paragraph, the Company's By-Laws require that, for business to be properly brought before an annual meeting by a shareholder (other than nominations of candidates for director), the Company must have received written notice thereof not less than 70 nor more than 90 days prior to the anniversary date of the previous annual meeting. If, however, the annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the prior annual meeting, notice by the shareholder must be delivered or received not earlier than the 90th day prior to the annual meeting and not later than the close of business on the later of the 70th day prior to the annual meeting or the 10th day following the date on which public disclosure of the meeting date was first made. The notice must set forth (a) a brief description of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend the Restated Articles of Incorporation of the Company, the language of the proposed amendment, (b) the shareholder's name and address, (c) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (d) any material interest of the shareholder in such business, and (e) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect. Such notice must be given to the Secretary of the Company, either by personal delivery or by United States mail, postage prepaid, at the principal executive offices of the Company. The foregoing requirements will be deemed satisfied if the shareholder notifies the company of its intention to present a proposal at an annual meeting and such proposal has been included in the Company's proxy statement for such annual meeting. Such shareholder's proposal, however, will not be presented at the annual meeting unless the shareholder appears or sends a qualified representatives to present the proposal at the meeting.

     If the shareholder's proposal includes the nomination of a person to become a director with respect to an election to be held at an annual meeting, the shareholder's notice must be received by the Company in the manner and within the time frame provided above for shareholder's proposals. If, however, the nomination is with respect to an election to be held at a special meeting of shareholders for the election of directors, notice must be received not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the date on which public disclosure of the meeting date was first made. The notice must set forth (a) the shareholder's name and address, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required under the federal proxy rules, (e) the consent of each nominee to serve if so elected, and (f) if the shareholder intends to solicit proxies in support of such shareholder's nominees, a representation to that effect.


                                   John C. Firth, Secretary

[FEBRUARY ___, 2001]

                                    APPENDIX

                              QUALITY DINING, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


          One committee of the Board of Directors is the Audit Committee. Only independent directors may serve on the Audit Committee.

          The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities. The Audit Committee will review
(a) all financial information to be provided to shareholders and others, (b) the systems of internal controls established by management and the Board of Directors and (c) all audit processes.

GENERAL RESPONSIBILITIES

1. The Audit Committee will provide an open avenue of communication between the independent accountant and the Board of Directors.

2. The Audit Committee will report all committee actions to the Board of Directors and may make appropriate recommendations.

3. The Audit Committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent legal counsel, accountants or others it needs to assist in an investigation.

4. The Audit Committee will meet at least four times each year; more frequently if circumstances make that preferable. The Audit Committee chairman has the authority to call a committee meeting whenever he or she thinks there is a need. The committee may ask members of management or others to attend a meeting and is authorized to receive all pertinent information from management.

5. The committee will do whatever else the law, the company's articles of incorporation or bylaws or the Board of Directors requires.

MEMBERSHIP

          The Audit Committee shall be comprised of three directors appointed by the Board, each of whom shall be an "independent director" within the meaning of the rules of the Nasdaq Stock Market applicable to National Market issuers. "Independent director" means a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

          (a) a director who is employed by the company or any affiliate of the company for the current year or any of the past three years;

          (b) a director who accepts any compensation from the company or any affiliate in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

          (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any affiliate as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

          (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the company made, or from which the business organization received, payments (other than those arising solely from investments in the corporations' securities) that exceed 5% of the company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

          (e) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

          All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with financing and accounting by participating in educational programs conducted by the company or an outside consultant.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANT

1. The Audit Committee will recommend the selection of the independent accountant and the fees to be paid to the independent accountant. The committee's recommendation is subject to approval by the Board of Directors. The Audit Committee may also recommend dismissal of the independent accountant by the Board of Directors.

2. The Audit Committee will seek confirmation of the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for those services.

3. The Audit Committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

4. The Audit Committee will listen to management and the independent accountant if either think there might be a need to engage additional independent accountants. The Audit Committee will decide whether to engage an additional independent accountant and, if so, which one.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

1. The Audit Committee will require the independent accountant to be available to the Board of Directors at least annually and that it provide the committee with a timely analysis of significant financial reporting issues.

2. The Audit Committee will require the independent accountant to review the company's interim financial reports prior to the release of quarterly earnings and all quarterly reports containing financial information prior to their filing with the SEC.

3. The Audit Committee will ask management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

4. The Audit Committee will regularly review the following with the independent accountant:

          (a) The adequacy of the company's internal controls, including computerized information system controls and security.

          (b) Any significant findings and recommendations made by the independent accountant, together with management's responses to them.

5. Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

          (a)  The company's annual financial statements and related footnotes.

          (b) The independent accountant's audit of and report on those financial statements.

          (c) The independent accountant's qualitative judgments about the quality and appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

          (d) Any serious difficulties or disputes with management encountered during the course of the audit.

          (e) Anything else about the audit procedures or findings that GAAS requires the independent accountants to discuss with the committee.

6.   The Audit Committee will consider and review the following with management:

          (a) Any significant findings during the year and management's responses to them.

          (b) Any difficulties the independent accountant encountered while conducting the audit, including any restrictions on the scope of their work or access to required information.

7. The Audit Committee will review annual and quarterly filings with the SEC and other published documents containing the company's financial statements with management and will consider whether the information in the filings is consistent with the information in the financial statements.

8.   The Audit Committee will review interim financial reports with management.

PERIODIC RESPONSIBILITIES

1.   Review and update the committee's charter annually.

2. Review legal and regulatory matters, including loss contingencies, that may have a material effect on the company's financial statements, compliance policies and programs and reports from regulators and, if appropriate, consult with counsel to the company concerning such matters.

3. Review, assess and approve or disapprove all significant conflicts of interest and related party transactions.

4. Meet with the independent accountant and management in separate executive sessions to discuss all matters the committee or these groups believe should be discussed privately with the Audit Committee.


Adopted March 7, 2000.

                              QUALITY DINING, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Daniel B. Fitzpatrick and John C. Firth, or either of them, my proxies, with power of substitution, to vote all shares of common stock of the Company which I am entitled to vote at the Annual Meeting of shareholders of the Company, to be held at the Company's headquarters, 4220 Edison Lakes Parkway, Mishawaka, Indiana, on Tuesday, March 6, 2001 at 9:00 a.m., Mishawaka time, and at any adjournment, as follows:

                                        (change of address)


                                        ----------------------------


                                        ----------------------------


                                        ----------------------------

                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

                                                               SEE REVERSE SIDE.

      Please mark your
[ X ] votes as in this
      example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1
1. Election of Directors Nominees: James K. Fitzparick,           FOR the          WITHHOLD
   Ezra H. Friedlander and Steven M. Lewis                        nominees        AUTHORITY
(INSTRUCTION:  To withhold authority to vote                      listed to      to vote for
for any individual nominee, write that                            the left       the nominees
nominee's name in the space provided below:                       (except as      (listed to
                                                                  marked to the    the left
_______________________________________________________           contrary)
                                                                    [   ]            [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2
2. Approve Appointment of PricewaterhouseCoopers
LLP as Auditors for fiscal 2001

                                                                 FOR       AGAINST     ABSTAIN
                                                                [   ]       [   ]       [   ]

3. In their discretion, on any other matters that may properly come before the meeting.


                                                                                Date
                                                                                    ---------------------------------


                                                                                -------------------------------------
                                                                                            (SIGNATURE)


                                                                                -------------------------------------
                                                                                     (SIGNATURE IF HELD JOINTLY)


                                                                                Please sign exactly as your name appears
                                                                                hereon. When shares are held by two or
                                                                                more persons, all of them should sign.
                                                                                When signing as attorney, executor,
                                                                                administrator, trustee or guardian,
                                                                                please give full title as such. If a
                                                                                corporation, please sign in full
                                                                                corporate name by President or other
                                                                                authorized officer. If a partnership,
                                                                                please sign in partnership name by
                                                                                authorized person.

Please mark, sign, date and return the
proxy card using the enclosed envelope.